EXHIBIT 99.2

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TRAVELERS PROPERTY CASUALTY CORP.
C/O PROXY SERVICES
P.O. BOX 9156
FARMINGDALE, NY 11735

VOTE BY INTERNET — WWW.PROXYVOTE.COM

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on March 18, 2004. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE — 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on March 18, 2004. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL -

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return to Travelers Property Casualty Corp., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

IF YOU SUBMIT YOUR PROXY BY TELEPHONE OR INTERNET, DO NOT RETURN YOUR PROXY CARD.

THANK YOU FOR YOUR PROXY SUBMISSION.

TO VOTE, MARK BLOCKS BELOW IN		KEEP THIS PORTION
BLUE OR BLACK INK AS FOLLOWS: [X]	TRVLRS	FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TRAVELERS PROPERTY CASUALTY CORP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.

VOTE ON PROPOSAL

1.	Proposal to approve the Agreement and Plan of Merger dated as of November 16, 2003, as amended, among The St. Paul Companies, Inc., Travelers Property Casualty Corp. and Adams Acquisition Corp., and the transactions contemplated by the merger agreement, including the merger.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

The signer(s) hereby acknowledge(s) receipt of the joint proxy statement/prospectus regarding the merger. The signer(s) hereby revoke(s) all proxies heretofore given by the signer(s) to vote at said Special Meeting and any adjournments or postponements thereof.

IF THIS PROXY IS PROPERLY EXECUTED BUT THE BOX IS NOT MARKED TO SPECIFY VOTING DIRECTIONS, THIS PROXY WILL BE VOTED IN THE MANNER DESCRIBED ON THE REVERSE SIDE.

NOTE: Please sign exactly as name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, or on behalf of a corporation or other business entity, please give full title as such.

For address change and/or comments, please check this box and write them on the back where indicated.               [     ]

	Yes	No
Please indicate if you plan to attend this meeting	[ ]	[ ]

[ ]	[ ]	[ ]	[ ]

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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ADMISSION TICKET
Special Meeting of Shareholders
March 19, 2004 at 11:00 a.m. at
The Wadsworth Atheneum, 600 Main Street, Hartford, Connecticut

You should present this admission ticket in order to gain admittance to the meeting. This ticket admits only the shareholder(s) listed on the reverse side and is not transferable. If shares are held in the name of a broker, trustee, bank or other nominee, you should bring a proxy or letter from the broker, trustee, bank or nominee confirming your beneficial ownership of the shares.

TRAVELERS PROPERTY CASUALTY CORP.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF SHAREHOLDERS, MARCH 19, 2004

The undersigned hereby constitutes and appoints Robert I. Lipp, Jay S. Benet and Paul H. Eddy, and each of them his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Special Meeting of Shareholders of Travelers Property Casualty Corp. (“Travelers”) to be held at the Wadsworth Atheneum, 600 Main Street, Hartford, Connecticut on Friday March 19, 2004 at 11:00 a.m. local time and at any adjournments or postponements thereof, and to vote as specified on this proxy all shares of Travelers Class A and Class B common stock as the undersigned would be entitled to vote if personally present, on all matters properly coming before the Special Meeting, including but not limited to the matters set forth on the reverse side of this proxy.

Shares of Travelers Class A and/or Class B common stock may be issued to or held for the account of the undersigned under Travelers employee plans under which voting rights attach to such shares, including without limitation, the Travelers 401(k) Savings Plan and the Travelers Property Casualty Corp. 2002 Stock Incentive Plan (any of such plans, a “Voting Plan”). If so, then the undersigned hereby directs the respective fiduciary or administrator of each Voting Plan to vote all shares of Travelers Class A and/or Class B common stock in the undersigned’s name and/or account under such Voting Plan in accordance with the instructions given herein, at the Special Meeting and at any adjournments or postponements thereof, on all matters properly coming before the Special Meeting, including but not limited to the matters set forth on the reverse side of this proxy. Shares held in Voting Plans for which no voting directions are received shall be voted in the same proportion as shares for which voting directions have been received by the respective fiduciary or administrator of each Voting Plan.

You are encouraged to specify your choices by marking the appropriate box, SEE REVERSE SIDE, but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendations. Your proxy cannot be voted unless you sign, date and return this proxy card or follow the instructions for telephone or Internet voting set forth on the reverse side. This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR Proposal 1 and will be voted in the discretion of the proxies upon such other matters as may properly come before the Special Meeting.

     IF THE VOTING BOX ON THE REVERSE SIDE IS NOT MARKED, THIS PROXY WILL BE VOTED IN THE MANNER DESCRIBED ABOVE

ADDRESS CHANGES/COMMENTS:

(If you noted any address changes/comments above, please mark corresponding box on other side.)
CONTINUED AND TO BE SIGNED ON REVERSE SIDE